UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2021 (January 24, 2021)

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2021, Apollo Global Management, Inc. (the “Company” and together with its consolidated subsidiaries, “Apollo”) filed a Current Report on Form 8-K disclosing that Leon Black, Marc Rowan and Josh Harris, on behalf of the Class C Stockholder of the Company, voted to increase the size of the Board of Directors (the “Board”) of the Company to eleven (11) directors, and appointed Pamela Joyner, Siddhartha Mukherjee, Scott Kleinman and James Zelter (collectively, the “newly appointed directors”) to fill the resulting vacancies, effective March 1, 2021. The executive committee of the Board has determined that Ms. Joyner and Mr. Mukherjee are independent directors in accordance with the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. Ms. Joyner and Mr. Mukherjee do not have any reportable transactions under Item 404(a) of Regulation S-K. For their services as independent directors of the Board, Ms. Joyner and Mr. Mukherjee will be entitled to compensation in accordance with the independent director compensation outlined in the Company’s Form 10-K for the year ended December 31, 2020 filed on February 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: February 19, 2021	By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer